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Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002.

I, Dr. Jeffrey A. Graves, hereby certify pursuant to 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

  i.
  The accompanying Annual Report on Form 10-K for the year ended March 31, 2003 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

  ii.
  The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of KEMET Corporation.

/s/ DR. JEFFREY A. GRAVES Dr. Jeffrey A. Graves Chief Executive Officer

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  Exhibit 99.1